============================================================



                                   PROGRESSIVE
                                    CAPITAL
                                  ACCUMULATION
                                      TRUST






          ============================================================

                                  ANNUAL REPORT

          ============================================================





                                DECEMBER 31, 2004

          ============================================================

  Comparison of the Change in Value of a $10,000 Investment in the Progressive
         Capital Accumulation Trust and the Standard & Poor's 500 Index


                              GRAPHIC PLOT POINTS

DATE                    TRUST VALUE             S&P500 VALUE
DECEMBER 31, 1994       $10,000.00              $10,000.00
DECEMBER 31, 1995       $11,890.68              $13,411.07
DECEMBER 31, 1996       $13,680.73              $16,128.64
DECEMBER 31, 1997       $15,464.29              $21,129.62
DECEMBER 31, 1998       $18,464.06              $26,764.87
DECEMBER 31, 1999       $23,283.57              $31,990.99
DECEMBER 31, 2000       $22,321.28              $28,747.36
DECEMBER 31, 2001       $19,057.02              $24,997.93
DECEMBER 31, 2002       $15,285.00              $19,156.92
DECEMBER 31, 2003       $18,269.46              $24,210.60
DECEMBER 31, 2004       $19,015.57              $26,387.96


The results shown above should not be considered predictive of future returns.

-------------------------------------------------------------------------------

                     Progressive Capital Accumulation Trust
                           Average Annual Total Return
    ========================================================================

                      1 Year      5 Year      10 Year

                      4.08%       (3.97%)      6.64%
 ------------------------------------------------------------------------------


 The chart and graph shown above do not reflect the deduction of taxes a shareholder might pay on distributions or redemptions.

 The results shown above should not be considered predictive of future returns.
 ------------------------------------------------------------------------------

To Our Shareholders,

The US economy expanded at a measured pace in the final quarter of 2004. Certain sectors, including housing, manufacturing and exports, did quite well. Housing starts performed decently and mortgage rates remain attractive, even as home buying interest is receding. Manufacturing sector activity is also rising, though at a slower pace than during the first half of 2004. Many segments in the manufacturing sector, such as steel, chemicals and heavy machinery, are in good shape due to little overcapacity. The weaker US dollar is helping manufacturers export to Europe and Asia. Other sectors like chemicals, steel, machinery or ex-air transportation have also made good progress.

On the consumer side, things are less bright. Higher heating oil and gas prices are one reason. The evolution of disposable personal income is another. Spending is uneven, automobile sales are flat to down, and inventories are up. Labour market conditions are still not very encouraging, and average hourly earnings expansion is near the slowest rate in 40 years. The ratio of household total debt to assets has been climbing steadily from 14% in 1999 to more than 18% at the end of this year. The service sector is showing a mixed bag of strong performance in healthcare and financial services but poorer performance in retail, commercial real estate and media.

Taken together, these trends should produce a 3.5% U.S. GDP growth rate for the last quarter of 2004 and the beginning of 2005. Inflation is showing signs of picking up. High oil prices persist, and other industrial commodity and food prices are on the increase. Slower productivity and higher import prices resulting from the weaker dollar also contribute to inflationary pressures. In general, however, inflation still is muted due to the excesses of the late 1990s that have not yet been purged, and because the globalisation of the economy brings more and more cheap goods and services from low cost countries like India and China. The Fed's decisions to increase rates not only comes from inflation fears, but also from the willingness to dampen speculation in the financial and real estate markets.

The US dollar fell quite seriously against the euro during 2004. Rampant government borrowing and a current account deficit that is predicted to reach 6.4% of America's GDP in 2006 have made a falling dollar inevitable. Asian central banks and institutions continued buying U.S. Treasuries in an effort to maintain their exports, but other countries like Russia or China have begun to diversifying their reserves, pushing the euro higher.

The outlook for US companies is mildly positive. Questions about the ability of companies to pass along rising expenses from commodity prices and healthcare and pension costs persist. Intense global competition and sluggish consumer demand are two big hurdles for companies contemplating raising their selling prices. Innovation and productivity efforts seem to be on the agenda in an effort to cope with these challenges, and a squeeze on profit margins will be an issue in 2005.

Good prospects for economic growth, cheap access to capital and decent valuations have reinforced our conviction to keep our exposure to stocks around 75% in the Trust. The stock market in 2004 confirmed the positive trend that began in 2003. The Trust rose 4.08% in 2004, versus an increase of 8.99% for the S&P500. Large Cap stocks underperformed while Mid and Small Cap stocks outperformed. An expectation of slower earnings growth rates in 2005 tends to make us believe that good quality Large Cap stocks will be a better investment decision for the coming quarters.

Sincerely,

Alain Jaspard, Portfolio Manager

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 2004


Assets:
Investments at quoted market value (cost $5,471,477;
 see Schedule of Investments, Notes 1, 2, & 6).......   $ 6,687,813
Cash ................................................        51,014
Dividends and interest receivable....................         7,454
Other assets.........................................           726
                                                        -----------
    Total assets.....................................     6,747,007
                                                        -----------

Liabilities:
Accrued expenses and other liabilities (Note 3)......        39,312
                                                        -----------
    Total liabilities................................        39,312
                                                        -----------

Net Assets:
Capital stock (unlimited shares authorized at $1.00 par
  value, amount paid in on 365,494 shares
  outstanding)(Note 1)...............................     5,792,276
Accumulated undistributed net investment income (Note 1) 891,327 Accumulated realized loss from security transactions,
  net(Note 1)........................................   (1,192,244)
Net unrealized appreciation in value of investments
(Note 2).............................................     1,216,336
                                                        -----------
    Net assets (equivalent to $18.35 per share, based
     on 365,494 capital shares outstanding)..........   $ 6,707,695
                                                        ===========



   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 2004


Income:
 Dividends...........................................   $    46,462
 Interest............................................        17,948
                                                        -----------
    Total income.....................................        64,410
                                                        -----------

Expenses:
 Management fees, net (Note 3).......................        47,801
 Legal fees..........................................        23,000
 Pricing and bookkeeping fees (Note 4)...............        18,500
 Audit and accounting fees...........................        13,150
 Transfer fees (Note 4)..............................        12,000
 Custodian fees......................................         2,750
 Trustees' fees and expenses.........................         1,000
 Other expenses......................................         6,500
                                                        -----------
    Total expenses...................................       124,701
                                                        -----------

Net investment loss..................................      (60,291)
                                                        -----------

Realized and unrealized gain (loss) on investments:
  Realized loss on investments-net...................     (251,839)
  Increase in net unrealized appreciation in
   investments.......................................       567,826
                                                        -----------
    Net gain on investments..........................       315,987
                                                        -----------

Net increase in net assets resulting from operations.   $   255,696
                                                        ===========


   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                       STATEMENTS OF CHANGES IN NET ASSETS


                                           Year Ended      Year Ended
                                          December 31,    December 31,
                                              2004            2003
                                          -------------   ------------
From operations:
 Net investment loss .................... $   (60,291)    $   (47,708)
 Realized loss on investments, net.......    (251,839)        (96,379)
 Increase in net unrealized
  appreciation in investments............     567,826        1,061,409
                                          -------------   ------------
    Net increase in net assets resulting
     from operations.....................     255,696          917,322
                                          ------------    ------------
Distributions to shareholders:
  From net investment income ............        --              --
  From net realized gain on investments..        --              --
                                          ------------    ------------
         Total distributions to                  --              --
          shareholders..................  ------------    ------------


From capital share transactions:
                       Number of Shares
                         2004     2003
                       --------- --------
 Proceeds from sale of
  shares..............   33,423    88,894     600,548       1,467,855
 Shares issued to
  shareholders in
  distributions
  reinvested..........     --         --         --              --
 Cost of shares
  redeemed............  (18,686)  (32,369)   (332,673)       (542,109)
                       ---------  -------- -----------    ------------
 Increase in net
  assets resulting
  from capital
  share transactions...  14,737    56,525     267,875         925,746
                       ========= ======== ------------    ------------

Net increase in net assets...............     523,571       1,843,068
Net assets:
  Beginning of period....................   6,184,124       4,341,056
                                          ------------    ------------
  End of period (including undistributed
   net investment income of $891,327 and
        $951,618, respectively).......... $ 6,707,695    $  6,184,124
                                          ============   =============



   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                              FINANCIAL HIGHLIGHTS
                (for a share outstanding throughout each period)



                                  Year Ended December 31,
                        2004      2003     2002     2001     2000
                      -----------------------------------------------

Investment income      $ 0.17    $ 0.59   $ 0.05  $ (0.09) $ (2.25)
(loss)...............
Expenses, net........    0.32      1.13     0.09    (0.13)   (3.13)
                      -----------------------------------------------
Net investment income
(loss)...............   (0.15)    (0.54)   (0.04)    0.04     0.88
Net realized and
 unrealized
 gain (loss) on
 investments.........    0.87      3.42    (3.60)   (3.19)   (1.94)

Distributions to shareholders:
  From net investment
  income.............     --        --       --       --     (1.45)
  From net realized
  gain on
  investments.......      --        --       --       --     (2.31)
                      -----------------------------------------------
Net increase
(decrease)
 in net asset value..    0.72      2.88    (3.64)   (3.15)   (4.82)
Net asset value:
 Beginning of period.   17.63     14.75    18.39    21.54    26.36
                      -----------------------------------------------
 End of period.......  $18.35    $17.63   $14.75   $18.39   $21.54
                      ===============================================

Total Return.........    4.08%    19.53%  (19.79)% (14.62)%  (4.13)%
Ratio of expenses to
 average net assets..    1.96%     1.95%    1.92%    1.64%    1.46%
Ratio of net
investment income
 to average net assets  (0.95)%   (0.93)%  (0.87)%  (0.50)%  (0.41)%
Portfolio turnover...    0.04      0.06     0.13     0.05     0.02
Average commission
rate paid............    0.0597    0.0544   0.0563   0.0473   0.0556
Number of shares out-
 standing at end of
 period.............     365,494   350,757  294,232  303,313  315,931


   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004


                                                          Value
 Quantity                                                (Note 1)
 --------                                                --------
COMMON STOCKS - 77.45%
         Air Transport Industry - 2.50%
 1,700   Fedex Corporation.........................    $     167,433
                                                       -------------

         Bank Industry -- 3.64%
 3,000   Bank of New York Company Incorporated.....          100,260
 2,983   Citigroup Incorporated....................          143,721
                                                       -------------
                                                             243,981
                                                       -------------

         Biotechnology Research & Development
         Industry -- 0.37%
 1,500   Biovail Corporation*......................           24,795
                                                       -------------

         Chemical (Specialty) Industry -- 2.90%
 4,400   Praxair Incorporated......................          194,260
                                                       -------------

         Computer and Peripherals Industry -- 0.64%
 2,900   EMC Corporation/Mass*.....................           43,123
                                                       -------------

         Computer Networks Industry -- 1.48%
 3,000   Network Appliance Incorporated*...........           99,660
                                                       -------------

         Computer Software and Services Industry --
         3.76%
 2,000   Automatic Data Processing.................           88,700
 1,200   Computer Sciences Corporation*............           67,644
 7,000   Oracle Corporation*.......................           96,040
                                                       -------------
                                                             252,384
                                                       -------------

         Diversified Company Industry -- 3.76%
    86   Berkshire Hathaway Incorporated Class B*..          252,496
                                                       -------------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                          Value
 Quantity                                                (Note 1)
 --------                                                --------
         Drug Industry -- 4.92%
 2,000   Amgen Incorporated*.......................          128,300
 7,500   Pfizer Incorporated.......................          201,675
                                                       -------------
                                                             329,975
                                                       -------------

         Electrical Equipment Industry -- 7.99%
 4,000   Emerson Electric Company..................          280,400
 7,000   General Electric Company..................          255,500
                                                       -------------
                                                             535,900
                                                       -------------

         Electronics Industry -- 1.45%
 1,800   Canon Incorporated ADR....................           97,668
                                                       -------------

         Entertainment Industry -- 0.87%
 3,000   Time Warner Incorporated*.................           58,350
                                                       -------------

         Food Processing Industry -- 2.09%
 4,047   Tootsie Roll Industries Incorporated......          140,148
                                                       -------------

         Food Services Industry - 0.65%
 5,620   Koninklijke Ahold ADR*....................           43,667
                                                       -------------

         Food Wholesalers Industry -- 4.55%
 8,000   Sysco Corporation.........................          305,360
                                                       -------------

         Household Products Industry -- 3.28%
 4,000   Procter & Gamble Company..................          220,320
                                                       -------------

         Insurance (Diversified) Industry -- 5.03%
 3,500   American International Group..............          229,845
 2,333   Choicepoint Incorporated*.................          107,296
                                                       -------------
                                                             337,141
                                                       -------------

* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                          Value
 Quantity                                                (Note 1)
 --------                                                --------
         Insurance (Life) Industry -- 2.08%
 3,500   AFLAC Incorporated........................          139,440
                                                       -------------

         Investment Company (Biotech) Industry --
         3.19%
 1,400   Biotech Holders Trust*....................          214,088
                                                       -------------

         Management Services Industry -- 0.90%
 1,300   KLA-Tencor Corporation*...................           60,554
                                                       -------------

         Medical Supplies Industry -- 5.97%
 3,200   Abbott Laboratories.......................          149,280
 5,200   Stryker Corporation.......................          250,900
                                                       -------------
                                                             400,180
                                                       -------------

         Newspaper Industry -- 1.37%
 2,250   New York Times Company Class A............           91,800
                                                       -------------

         Office Equipment & Supplies Industry --
         2.79%
 5,550   Staples Incorporated*.....................          187,090
                                                       -------------

         Pharmaceutical Research & Development
         Industry -- 0.16%
   320   Hospira Incorporated*.....................           10,720
                                                       -------------

         Retail Building Supply Industry -- 2.52%
 3,950   Home Depot Incorporated...................          168,823
                                                       -------------

         Retail Store Industry -- 3.12%
 6,250   Dollar General............................          129,813
 1,500   Wal-Mart Stores Incorporated..............           79,230
                                                       -------------
                                                             209,043
                                                       -------------

* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2004

                                   (Continued)

                                                          Value
 Quantity                                                (Note 1)
 --------                                                --------
         Semiconductor Industry -- 1.39%
 4,000   Intel Corporation.........................           93,560
                                                       -------------

         Telecommunication Equipment Industry -- 2.18%
 2,057   Agilent Technologies Incorporated*........           49,574
 5,000   Cisco Systems Incorporated*...............           96,600
                                                       -------------
                                                             146,174
                                                       -------------

         Telecommunication Services Industry -- 1.90%
 3,000   Qualcomm Incorporated                               127,200
                                                       -------------


         Total common stocks (cost $3,978,997) ....        5,195,333
                                                       -------------


UNITED STATES TREASURY BILLS - 22.25%

1,500,000 Treasury Bill, 2.074% yield, maturing
          02/17/05 (at cost) .......................       1,492,480
                                                       -------------


         Total investments (cost $5,471,477).......        6,687,813
                                                       -------------

CASH & OTHER ASSETS,  LESS LIABILITIES - 0.30%.....           19,882
                                                       -------------

         Total Net Assets..........................    $   6,707,695
                                                       =============


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



1. Significant accounting policies:
   On December 14, 1998, the Board of Trustees voted to change the name of the Trust from Anchor Capital Accumulation Trust to Progressive Capital Accumulation Trust. Subsequent to their vote the name change became effective January 21, 1999.
   Progressive Capital Accumulation Trust, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the United States of America's investment company industry. The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
   A. Investment securities-- Security transactions are recorded on the date the investments are purchased or sold. Each day, at 4:00 pm EST or the close of the NYSE, securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. Options are valued in the same manner. Foreign currencies and foreign denominated securities are translated at current market exchange rates as of 4:00 pm EST or the close of the NYSE. Temporary cash investments are stated at cost, which approximates market value.
    Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B. Income Taxes-- The Trust has elected to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Trust intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with generally accepted accounting principles in the United States of America. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.
   C. Capital Stock-- The Trust records the sales and redemptions of its capital stock on trade date.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   (Continued)

   D. Foreign Currency - Amounts denominated in or expected to settle in foreign currencies are translated into United States dollars at rates reported by a major Boston bank on the following basis:
     A. Market value of investment securities, other assets and liabilities at the 4:00 p.m. Eastern Time rate of exchange at the balance sheet date.
     B. Purchases and sales of investment securities, income and expenses at the rate of exchange prevailing on the respective dates of such transactions (or at an average rate if significant rate fluctuations have not occurred).
    The Trust does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.
    Reported net realized foreign exchange gains or losses arise from sales and maturities of short term securities, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Trust's books, and the United States dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rate.
2. Tax basis of investments:
   At December 31, 2004, the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $1,764,189. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $547,853. Net unrealized appreciation in investments at December 31, 2004 was $1,216,336.
   At December 31, 2004, the Trust had capital loss carryforwards with the following expiration dates:
      2009....................................    $     93,526
      2010....................................         307,159
      2011....................................         182,667
      2012....................................         251,839
                                                  -------------
                                                  $    835,191
                                                  =============
   The Trust also had no post-October capital losses for the year ended December 31, 2004.
3. Investment advisory service agreements:
   The investment advisory contract with Progressive Investment Management Corporation (the "investment adviser") provides that the Trust will pay the adviser a fee for investment advice based on 3/4 of 1% per annum of average daily net assets. At December 31, 2004, investment advisory fees of $4,213 were due and were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities.

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   (Continued)




4. Certain transactions:
   The Trust has entered into an agreement with Cardinal Investment Services, Inc. for transfer agent and dividend disbursing agent services. Annual fees for these services are $12,000.
   Fees earned by Progressive Investment Management, Inc. for expenses related to daily pricing of the Trust shares and for bookkeeping services for the year ended December 31, 2004 were $18,500.
5. Related parties:
   The Chief Compliance Officer of the Trust, Mr. Christopher Y. Williams, is also the President of Cardinal Investment Services, Incorporated, the Trust's transfer agent. No amounts were paid by the Trust for his services as Chief Compliance Officer for the year ended December 31, 2004.
6. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for the year ended December 31, 2004 were:
    Cost of securities acquired:
      Government and investments backed by such
       securities.............................    $   6,129,594
      Other investments.......................          349,915
                                                  -------------
                                                  $   6,479,509
                                                  =============
    Proceeds from sales and maturities:
      Government and investments backed by such
       securities.............................    $   5,650,879
      Other investments.......................          200,641
                                                  -------------
                                                  $   5,851,520
                                                  =============

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                              OFFICERS AND TRUSTEES




ERNIE BUTLER                                 Trustee
Born: June 17, 1928
Chairman, I.E. Butler Securities


SPENCER H. LE MENAGER                        Trustee
Born: January 25, 1938
President, Equity Inc.


DAVID W.C. PUTNAM                            Chairman
Born: October 8, 1939                        and Trustee
President, F.L. Putnam
Securities Company, Incorporated


CHRISTOPHER Y. WILLIAMS                      Chief Compliance Officer
Born: December 12, 1964                      and Vice President
President, Cardinal Investment Services,
Incorporated
Vice President, Progressive Investment
Management, Incorporated


DAVID Y. WILLIAMS                            President, Secretary
Born: November 24, 1930                      and Trustee
President and Director, Wincanton Partners
President and Director, Anchor Investment
Management Corporation
Vice President and Director, Progressive
Investment Management, Inc.


The business address for the each officer and trustee is 579 Pleasant Street, Suite 4, Paxton, MA 01612

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST



Independent Auditors' Report


To the Shareholders and Trustees of Progressive Capital Accumulation Trust:


We have audited the accompanying statement of assets and liabilities of Progressive Capital Accumulation Trust, a Massachusetts business trust, including the schedule of investments, as of December 31, 2004, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2004 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Progressive Capital Accumulation Trust as of December 31, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                    Livingston & Haynes, P.C.

Wellesley, Massachusetts
January 7, 2005



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                                       84

                     PROGRESSIVE CAPITAL ACCUMULATION TRUST


                      INVESTMENT ADVISER AND ADMINISTRATOR
                     Progressive Investment Management, Inc.
            579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612
                                 (508) 831-1171

                                 TRANSFER AGENT
                       Cardinal Investment Services, Inc.
            579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612
                                 (508) 831-1171

                                    CUSTODIAN
                         Investors Bank & Trust Company
                200 Clarendon Street, Boston, Massachusetts 02116

                          INDEPENDENT PUBLIC ACCOUNTANT
                            Livingston & Haynes, P.C.
                  40 Grove St., Wellesley, Massachusetts 02482

                                  LEGAL COUNSEL
                             Thorp Reed & Armstrong
                One Oxford Center, Pittsburgh, Pennsylvania 15219





  This report is submitted for the general information of shareholders of the Progressive Capital Accumulation Trust. It is not authorized for distribution to prospective investors unless accompanied or preceded by an effective Prospectus for the Trust. The Prospectus includes more complete information about management fees and expenses. Please read the Prospectus carefully.





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